Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Reports Profitable Results for Its Fourth Quarter and Fiscal Year 2006

Company reports 22nd consecutive profitable quarter and authorizes a new $5.0 million stock repurchase program

AUSTIN, TEXAS – July 25, 2006 – Pervasive Software® Inc. (NASDAQ:PVSW), a global value leader in data infrastructure software, today announced financial results for the fourth quarter and fiscal year ending June 30, 2006. The June quarter marks the company’s twenty-second consecutive quarter of profitability.

Revenue was $11.2 million for the fourth quarter of fiscal year 2006, compared to $12.6 million for the fourth quarter of last fiscal year. Net income was $3.6 million, or $0.16 diluted earnings per share, for the quarter, compared to net income of $1.7 million, or $0.07 diluted earnings per share, for the fourth quarter of last fiscal year. The company’s results for the quarter ending June 30, 2006 included an income tax benefit of $2.3 million versus a provision of $0.1 million in the June quarter of 2005. The company’s continued profitability and stated focus on profitability in the coming year prompted a $2.3 million reduction of a portion of its valuation allowance on net deferred tax assets, giving rise to the tax benefit referred to above. On a pro forma basis, as described below, Pervasive realized net income of $2.3 million, or $0.10 diluted earnings per share, in the fourth quarter of fiscal year 2006, compared to pro forma net income of $2.0 million, or $0.09 diluted earnings per share, in the fourth quarter of last fiscal year.

Pervasive continued to generate positive cash flow from operations in the fourth quarter of fiscal 2006, ending the quarter with $43.5 million in cash and marketable securities and no debt, representing approximately $1.90 per issued and outstanding share.

“I am pleased with the results we achieved in the June quarter, representing our twenty-second consecutive quarter of profitability,” said John Farr, president and chief executive officer for Pervasive. “We managed through some significant events during fiscal year 2006, including the alignment of our teams along product lines, changes in executive management, consolidation of a large portion of our off-shore technical operations back to Austin and reassessment of and reduced emphasis on our open source database initiative. We continue to manage our business for optimum profit and cash flow generation as we solidify our foundation for future growth investments to complement our core businesses.”

Pervasive acquired 612,100 shares of Pervasive common stock on the open market at a total cost of approximately $2.5 million, or approximately $4.12 price per share, during the quarter ended June 30, 2006. The company has now fully utilized the authorized repurchase funds under its $5.0 million stock repurchase program announced in July 2003. The Board of Directors has approved a new stock repurchase plan effective July 25, 2006, whereby the company may repurchase shares of its common stock with a value of up to $5.0 million. Under the company’s prior two repurchase programs, more than 2,086,000 shares of the company’s common stock have been acquired on the open market at a total cost of approximately $7.4 million. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice.

Revenue for the full fiscal year ended June 30, 2006 was $45.6 million, compared to $48.4 million for the previous fiscal year. Net income was $4.8 million, or $0.21 diluted earnings per share, for the full fiscal year, compared to net income of $4.0 million, or $0.17 diluted earnings per share, for the previous fiscal year. The company’s results for fiscal year 2006 included an income tax benefit of $2.2 million versus a provision of $0.3 million in 2005. The company’s continued profitability and stated focus on profitability in the coming year prompted a $2.3 million reduction of a portion of its valuation allowance on net deferred tax assets, giving rise to the tax benefit referred to above. On a pro forma basis, as described below, Pervasive realized pro forma net income of $7.6 million, or $0.32 diluted earnings per share for the fiscal year ended June 30, 2006, compared to pro forma net income from continuing operations of $5.3 million, or $0.23 diluted earnings per share, for the previous fiscal year.

“This brings to a close our fiscal year 2006 and we look forward to 2007,” continued Farr. “Our objectives for 2007 are focused on the design, validation and delivery of the next major release of our embedded database product near the end of the fiscal year, continued success in growing the sales of our integration product line through highly leverageable and more profitable indirect channels, and the possibility of future acquisitions as we continue to scrutinize the various opportunities coming to our attention, all while maintaining our intense focus on profitability. We continue to be successful generating positive cash flows and enjoy a strong balance sheet which allows us the opportunity to return value to our shareholders in the form of share repurchases on the open market. We enter fiscal 2007 with a new $5 million authorized program for this purpose, our third such program.”

Business Outlook

For the first fiscal 2007 quarter ending September 30, 2006, Pervasive expects revenue to be in the range of $10.5 million to $11.5 million and GAAP-basis diluted earnings per share of $0.00 to $0.03. GAAP-basis profitability is expected to include amortization of purchased intangibles and stock-based compensation expense, together representing approximately $1.0 million in the first quarter of fiscal year 2007, as well as a provision for domestic income tax expense at an effective rate of 34% on pre-tax income before non-deductible amortization of purchased intangibles and stock-based compensation expense. In the September quarter and beyond, the company intends to present pro forma diluted earnings per share, before amortization of purchased intangibles and stock-based compensation expense, and with prior periods tax effected on a pro forma basis at rates consistent with rates expected in the coming year. Tax provisions as previously reported in comparable periods prior to the fourth quarter of fiscal year 2006 were nominal as a result of the previously discussed valuation allowance on net deferred tax assets. The company expects these pro forma adjustments to result in pro forma diluted earnings per share of approximately $0.04 to $0.07 in the September quarter, compared to pro forma diluted and fully taxed earnings per share of $0.04 for the first quarter of fiscal year 2006. The expectation for revenue for the quarter ending September 30, 2006 reflects the potential for a sequential decrease from the quarter ended June 30, 2006 due primarily to the typical international seasonality associated with the summer months.

Pervasive management believes that the pro forma results described in this release are useful for an understanding of Pervasive’s ongoing operations because GAAP results include a non-cash tax benefit associated with the partial reversal of a valuation reserve on net deferred tax assets, non-cash charges associated with the amortization of purchased intangibles and stock-based compensation expense and non-recurring management restructuring charges. Management uses these pro forma results to compare the company’s performance to that of prior periods for analysis of trends, and to evaluate the company’s financial strength, develop budgets, manage expenditures and develop a financial outlook. Pro forma results are supplemental and are not intended as a substitute for GAAP results.

Conference Call Details

Pervasive will host a conference call to discuss these results with the investment community today at 5:00 P.M. Eastern time. The dial-in numbers for the call are 800-895-4790 (toll free) or 785-424-1071 (international). The conference ID is “PVSW.” The conference call may also be accessed live over the Web at www.pervasive.com/ircalendar. Check the website before the call for login information. For those who cannot attend the live broadcast, a replay will be available by calling 800-283-4605 (toll free) or 402-220-0874 (international) from two hours after the call ends until midnight (Eastern) on August 1, 2006, or for a longer period through Pervasive’s Web site.

About Pervasive Software

Pervasive Software (NASDAQ: PVSW) provides embeddable data management and integration software that helps companies grow and extend the value of their data investments. For more than two decades, Pervasive has delivered an enduring value proposition and the best combination of performance, reliability, functionality and connectivity. Today, Pervasive is leading its chosen markets by defining and accelerating the inevitable transition from high cost to high value. Pervasive’s value is proven by the size, diversity and loyalty of its customer base, partners and channels. Tens of thousands of customers in virtually every industry, in more than 150 countries, rely on Pervasive to manage, integrate, analyze and secure their critical data. For additional information, go to www.pervasive.com

Cautionary Statement

This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected performance for the fiscal first quarter ending September 30, 2006, and the company’s strategy and profitability going forward. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company’s ability to attract and retain existing and/or new customers; the company’s ability to issue new products or releases of solutions that meet customers’ needs or achieve acceptance by the company’s customers; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; the introduction of new products by competitors or the entry of new competitors; the company’s ability to preserve its key strategic relationships; the company’s ability to hire and retain key employees; and economic and political conditions in the U.S. and abroad. All of these factors may result in significant fluctuations in the company’s quarterly operating results and/or its ability to sustain or increase its profitability. More about potential factors that could affect the company’s business and financial results is included in Pervasive’s Form 10-Q for the quarter ended March 31, 2006 and Form 10-K for the year ended June 30, 2005, which are on file with the SEC and available at the SEC’s website at www.sec.gov. Pervasive is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

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All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.

Pervasive Software Inc.

Condensed Consolidated Statements of Operations (GAAP) (A)

(in thousands, except per share data)

(Unaudited)

	Three months ended June 30		Twelve months ended June 30
	2006	2005	2006	2005
Revenues:
Product licenses	$8,163	$9,473	$33,776	$36,978
Services and other	3,050	3,089	11,804	11,374

Total revenue	11,213	12,562	45,580	48,352

Costs and expenses:
Cost of product licenses	600	581	2,407	2,273
Cost of services and other	1,424	1,396	5,602	5,213
Sales and marketing	4,223	5,024	18,712	21,313
Research and development	2,535	2,673	10,320	11,084
General and administrative	1,550	1,327	6,588	4,753
Management restructuring charges	—	—	771	—

Total costs and expenses	10,332	11,001	44,400	44,636

Operating income	881	1,561	1,180	3,716
Interest and other income, net	460	224	1,446	561
Income tax benefit (provision)	2,250	(90)	2,150	(268)

Net income	3,591	1,695	4,776	4,009

Diluted earnings per share:	$0.16	$0.07	$0.21	$0.17

Shares used in computing diluted earnings per share	22,679	23,287	22,687	23,353

(A)	See pro forma results of operations and related reconciliation to GAAP results for the three and twelve months ended June 30, 2006 and June 30, 2005 on subsequent pages of this release.

Pervasive Software Inc.

Pro Forma Condensed Consolidated Statements of Operations (A)

(in thousands, except per share data)

(Unaudited)

	Three months ended June 30, 2006			Three months ended June 30, 2005
	Total Consolidated GAAP	Pro Forma Adjustments (B)	Pro Forma Adjusted	Total Consolidated GAAP	Pro Forma Adjustments (B)	Pro Forma Adjusted
Revenues:
Product licenses	$8,163	$—	$8,163	$9,473	$—	$9,473
Services and other	3,050	—	3,050	3,089	—	3,089

Total revenue	11,213	—	11,213	12,562	—	12,562

Costs and expenses:
Cost of product licenses	600	(317)	283	581	(317)	264
Cost of services and other	1,424	(23)	1,401	1,396	—	1,396
Sales and marketing	4,223	(184)	4,039	5,024	—	5,024
Research and development	2,535	(112)	2,423	2,673	—	2,673
General and administrative	1,550	(327)	1,223	1,327	—	1,327

Total costs and expenses	10,332	(963)	9,369	11,001	(317)	10,684

Operating income	881	963	1,844	1,561	317	1,878

Interest and other income, net	460	—	460	224	—	224
Income tax benefit (provision)	2,250	(2,300)	(50)	(90)	—	(90)

Net income	3,591	$(1,337)	$2,254	1,695	$317	$2,012

Diluted earnings per share	$0.16		$0.10	$0.07		$0.09

Shares used in computing diluted earnings per share	22,679		23,575	23,287		23,287

(A)	See Unaudited Condensed Consolidated Statements of Operations on a prior page of this release. Pro forma presentation is not intended to replace GAAP presentation. Pro forma measures are calculated in the manner described in this release.

(B)	Pro forma adjustments consist of $0.3 million of purchased intangibles amortization in the quarters ending June 30, 2006 and 2005 related to the Data Junction acquisition, $0.6 million of stock based compensation expense for the quarter ending June 30, 2006 in accordance with Statement of Financial Accounting Standards No. 123R and a $2.3 million tax benefit for the quarter ending June 30, 2006 related to the reduction of a valuation allowance on net deferred tax assets.

Pervasive Software Inc.

Pro Forma Condensed Consolidated Statements of Operations (A)

(in thousands, except per share data)

(Unaudited)

	Twelve months ended June 30, 2006			Twelve months ended June 30, 2005
	Total Consolidated GAAP	Pro Forma Adjustments (B)	Pro Forma Adjusted	Total Consolidated GAAP	Pro Forma Adjustments (B)	Pro Forma Adjusted
Revenues:
Product licenses	$33,776	$—	$33,776	$36,978	$—	$36,978
Services and other	11,804	—	11,804	11,374	—	11,374

Total revenue	45,580	—	45,580	48,352	—	48,352

Costs and expenses:
Cost of product licenses	2,407	(1,268)	1,139	2,273	(1,268)	1,005
Cost of services and other	5,602	(113)	5,489	5,213	—	5,213
Sales and marketing	18,712	(946)	17,766	21,313	—	21,313
Research and development	10,320	(549)	9,771	11,084	—	11,084
General and administrative	6,588	(1,434)	5,154	4,753	—	4,753
Management restructuring charge	771	(771)	—	—	—	—

Total costs and expenses	44,400	(5,081)	39,319	44,636	(1,268)	43,368

Operating income	1,180	5,081	6,261	3,716	1,268	4,984

Interest and other income, net	1,446	—	1,446	561	—	561
Income tax benefit (provision)	2,150	(2,300)	(150)	(268)	—	(268)

Net income	4,776	$2,781	$7,557	4,009	$1,268	$5,277

Diluted earnings per share	$0.21		$0.32	$0.17		$0.23

Shares used in computing diluted earnings per share	22,687		23,379	23,353		23,353

(A)	See Unaudited Condensed Consolidated Statements of Operations on a prior page of this release. Pro forma presentation is not intended to replace GAAP presentation. Pro forma measures are calculated in the manner described in this release.

(B)	Pro forma adjustments consist of $1.3 million of purchased intangibles amortization in the fiscal year ending June 30, 2006 and 2005 related to the Data Junction acquisition, $0.8 million of management restructuring charges for the fiscal year ending June 30, 2006, $3.0 million of stock based compensation expense for the fiscal year ending June 30, 2006 in accordance with Statement of Financial Accounting Standards No. 123R and a $2.3 million tax benefit for the fiscal year ending June 30, 2006 related to the reduction of a valuation allowance on net deferred tax assets.

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2006	June 30, 2005
ASSETS
Current assets:
Cash and marketable securities	$43,542	$37,391
Trade accounts receivable, net	7,383	7,398
Deferred tax assets, net	1,900	—
Prepaid expenses and other current assets	1,773	1,572

Total current assets	54,598	46,361

Property and equipment, net	1,724	2,422

Purchased technology, net	4,663	6,079
Goodwill	38,953	38,953
Deferred tax assets, net	400	—
Other assets	300	390

Total assets	$100,638	$94,205

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$5,885	$5,781
Deferred revenue	5,592	5,681

Total current liabilities	11,477	11,462
Stockholders' equity	89,161	82,743

Total liabilities and stockholders' equity	$100,638	$94,205